Exhibit 1.1

NATIONAL BANK HOLDINGS CORPORATION

Class A Common Stock,

$0.01 par value per share

Underwriting Agreement

[—], 2012

Goldman, Sachs & Co.

Keefe, Bruyette & Woods, Inc.

as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

and

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, NY 10019-6018

Ladies and Gentlemen:

The stockholders of National Bank Holdings Corporation, a Delaware corporation (the “Company”) named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 7,150,000 shares of Class A Common Stock, par value $0.01 per share (“Stock”), and, at the election of the Underwriters, up to 1,072,460 additional shares of Stock of the Company. The aggregate of 7,150,000 shares of Stock to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,072,460 additional shares of Stock to be sold by the Selling Stockholders at the election of the Underwriters is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-177971) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened or contemplated by the Commission; and any request on the part of the Commission for additional information has been complied with (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus”, as defined in Rule 433 under the Act relating to the Shares, is hereinafter called an “Issuer Free Writing Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been initiated or, to the knowledge of the Company, threatened or contemplated by the Commission, and the Preliminary Prospectus contained in the Registration Statement filed with the Commission on September 10, 2012, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(iii) For the purposes of this Agreement, the “Applicable Time” is     :         m (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(a) hereto, taken together (collectively, the “Pricing

Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(iv) No documents were filed with or furnished to the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S–1;

(vi) Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, other than as set forth or contemplated in the Pricing Prospectus; since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries, taken as a whole (other than changes resulting from (A) the exercise of outstanding securities, including stock options and warrants, or (B) the issuance of stock upon conversion of outstanding value appreciation instruments, in each case as described in the Pricing Prospectus), or any material adverse change, or any development involving a prospective material adverse change in or affecting the business affairs, management, consolidated financial position, capital, consolidated stockholders’

equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into this Agreement and consummate the transactions contemplated herein, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect;

(ix) NBH Bank, N.A. (the Bank”) is a national bank chartered under the laws of the United States to transact business as a national bank and the charter of the Bank is in full force and effect and each other subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation; each subsidiary of the Company has the power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares (including Optional Shares) to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly (through other subsidiaries) by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi) The automatic conversion of Class B Shares (as defined in Section 1(a)(xlv) hereof) into Shares as contemplated in Section 1(a)(xlv) hereof, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clauses (A) and (C), for such conflicts, breaches and violations as would not, individually or in the aggregate, have a Material Adverse Effect (provided the same does not affect the automatic conversion of Class B Shares into Shares as contemplated in Section 1(a)(xlv) hereof); and no consent, approval, authorization, order, registration or qualification of, or with, any court or governmental agency or body is required for the issue and sale of the Shares by the Selling Stockholders or the consummation by the Company of the transactions contemplated by this Agreement (including the automatic conversion of Class B Shares into Shares as contemplated in Section 1(a)(xlv) hereof), except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (y) have already been obtained or (z) the failure of which to be received or obtained by the Company or any of its subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect (provided the same does not affect the automatic conversion of Class B Shares into Shares as contemplated in Section 1(a)(xlv) hereof);

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries may be bound, except in the case of clause (ii) for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the securities and instruments described therein, under the caption “Material U.S. Federal Tax Considerations”, under the caption “Supervision and Regulation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or of which any properties or assets of the Company or any of its subsidiaries, is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv) The Company is not, and, after giving effect to the transactions contemplated under this Agreement, will not be required to register as, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, and from April 5, 2012 the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xvii) KPMG LLP, who have certified certain financial statements and statements of assets acquired and liabilities assumed of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that complies with the requirements of the Exchange Act, as applicable to them, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective; and except as described in the Pricing Disclosure Package, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, as applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) The financial statements included in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and results of operations and cash flows for the periods shown; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the selected financial data and the summary financial information included in the, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein; the financial statements of assets acquired and liabilities assumed included in the Pricing Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 of Regulation S-X, as modified by the “no objection” relief letters issued by the Commission to the Company; no other financial statements or schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act and the rules and regulations of the Commission thereunder; and, to the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations of the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable;

(xxii) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or the documents to be filed as exhibits thereto which have not been so described and filed as required;

(xxiii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures but excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) material to the operation of the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any material infringement of or material conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the

Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect;

(xxiv) Except as described in the Pricing Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and each of its subsidiaries are in compliance with any and all applicable foreign, federal, state and local law, regulation, rule, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws and are in compliance with all terms and conditions of any such permit, license or approval, (C) there are no pending or threatened, in writing, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(xxv) The Company and each of its subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and all tax returns are true, correct and complete, have paid all taxes shown due thereon, and, to the Company’s knowledge, there are no tax deficiencies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvi) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxvii) The statistical and market related data contained in the Pricing Disclosure Package or the Prospectus are based on or derived from sources which the Company believes are reliable and accurate;

(xxviii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and that is not so described;

(xxix) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, and are in compliance with the terms and conditions of all such Permits, except where the failure to possess any such Permit would not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any verbal or written notice of any proceeding relating to the revocation, modification of, or non-compliance with, any Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxx) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Initial Registration Statement, it is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof which the Company is required to comply with as of the effectiveness of the Initial Registration Statement;

(xxxi) The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (together with the FDIC, the Federal Reserve and the OCC, the “Bank Regulatory Authorities”); and the deposit accounts of each banking subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the modification, termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened;

(xxxii) Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Bank Regulatory Authority; neither the Company nor any of its subsidiaries has been advised by any such entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking; and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company and its subsidiaries;

(xxxiii) The Bank is capitalized in accordance with the terms of that certain (i) Operating Agreement, dated December 15, 2010 (the “Operating Agreement”), by and between the Bank and the OCC, and (ii) Order of the FDIC, dated November 4, 2011 (the “FDIC Order”), and neither the Company nor the Bank is aware of any reason why the Bank will not maintain its required capitalization during the term of the Operating Agreement and the FDIC Order; and the Bank has not yet received a Community Reinvestment Act (“CRA”) rating and has not been informed by the Bank Regulatory Authorities, or otherwise has any reason to believe, that it may receive a less than “satisfactory” rating for CRA purposes;

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxv) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxvi) None of the Company, any of its subsidiaries, any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (a) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country, or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxvii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (contractual or statutory), warrants or options to acquire from the Company, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance by the Company of, any shares of capital stock of the Company;

(xxxviii) Except as described in the Pricing Disclosure Package and the Prospectus, no person has the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares to be sold hereunder;

(xxxix) Neither the Company nor any of its subsidiaries or other affiliates have taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, or which constitutes, any stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares;

(xl) The Company has not distributed and, prior to the later to occur of (i) the latest possible Time of Delivery (as defined in Section 4) and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act and approved by the Representatives;

(xli) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement;

(xlii) The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) established or maintained by the Company , its subsidiaries or their ERISA Affiliates that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and (ii) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and for the purposes of this Section 1(a)(xlii), “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member;

(xliii) The Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act;

(xliv) This Agreement has been duly authorized, executed and delivered by the Company; and

(xlv) If any Selling Stockholder chooses to deliver shares (the “Class B Shares”) of the Company’s Class B Common Stock $0.01 par value per share (the “Class B Common Stock”) to the Custodian (as defined in Section 1(b)(viii) hereof) pursuant to the Custody Agreement (as defined in Section 1(b)(viii) hereof), such Class B Shares are permitted under Article V of the Company’s Certificate of Incorporation to be transferred to the Custodian in order to consummate the sale of Shares into which such Class B Shares are converted; and pursuant to the Company’s Certificate of Incorporation, without any notice or other action, such Class B Shares shall be automatically converted into an equal number of Shares for delivery by the Custodian to the Underwriters at the applicable Time of Delivery (as defined in Section 4(a) hereof).

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals and authorizations necessary for (A) the execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney (as defined in Section 1(b)(viii) hereof) and the Custody Agreement, (B) such Selling Stockholder’s transfer of the Shares and, if applicable, Class B Shares to the Custodian and (C) the sale and delivery of the Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder, have been obtained, except the registration under the Act of such Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters; and such Selling Stockholder has full right, power and authority to enter into and perform its obligations under this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver such Shares and, if applicable, Class B Shares contemplated hereunder and thereunder;

(ii) The transfer of the Shares and, if applicable, Class B Shares by such Selling Stockholder to the Custodian, the sale and delivery of the Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder, the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with, result in the creation or imposition of any lien, charge, claim or encumbrance upon such Shares or, if applicable, Class B Shares or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound or to which any of the properties or assets of such Selling Stockholder or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of such Selling Stockholder or any of its subsidiaries if it is a corporation, the partnership agreement of such Selling Stockholder or any of its subsidiaries if it is a partnership or operating agreement of such Selling Stockholder or any of its subsidiaries if it is a limited liability company or any other organizational document of such Selling Stockholder or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any properties or assets of such Selling Stockholder or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental body or agency is required for the execution, delivery or performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with such Selling Stockholder’s transfer of the Shares, or if applicable, Class B Shares to the Custodian or the sale and delivery of the Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder except the registration under the Act of such Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

(iii) Such Selling Stockholder has, and immediately prior to the Time of Delivery such Selling Stockholder will have, good and valid title to, or a valid security entitlement in respect of, the Shares and, if applicable, Class B Shares transferred to the Custodian, (in each case, including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder, free and clear of all liens, charges, encumbrances, equities or claims; and, upon the Custodian’s delivery of such Shares (including any Shares automatically converted from Class B Shares as contemplated in Section 1(a)(xlv) hereof) to be sold by such Selling Stockholder and payment therefor pursuant hereto, good and valid title to, or a valid security entitlement in respect of, such Shares (including any Shares automatically converted from Class B Shares as contemplated in Section 1(a)(xlv) hereof), free and clear of all liens, charges, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder, if listed on Schedule IV hereto, has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto.

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (including any Shares automatically converted from Class B Shares as contemplated in Section 1(a)(xlv) hereof);

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 and, if applicable, Item 11(m) of Form S–1 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Upon (A) payment of the purchase price for the Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder pursuant to this Agreement, (B) delivery of such Shares (including Optional Shares), as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares (including Optional Shares) is unnecessary because such Shares (including Optional Shares) are already in possession of, or registered on the Company’s share registry in the name of, Cede or such nominee), (C) registration of such Shares (including Optional Shares) in the name of Cede or such other nominee (unless registration of such Shares (including Optional Shares) is unnecessary because such Shares (including Optional Shares) are already registered in the name of Cede or such nominee) and (D) the crediting of such Shares (including Optional Shares) on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Shares (including Optional Shares) and will acquire its interest in such Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares (including Optional Shares) and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares (including Optional Shares) may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary), registration (if necessary) and crediting occur, (I) the registration of such Shares (including Optional Shares) in the name of Cede or another nominee designated by DTC, on the Company’s share registry will be in accordance with its Certificate of Incorporation, Bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC; and the Shares and, if applicable, the Class B Shares transferred to the Custodian (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares and, if applicable, the Class B Shares transferred to the Custodian (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The arrangements made by such Selling Stockholder for custody of the Shares under the Custody Agreement, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are, to that extent, irrevocable in the manner set forth therein; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by such Selling Stockholder hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys in Fact pursuant to the applicable Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x) Such Selling Stockholder is not prompted to sell any Shares (including Optional Shares) to be sold or delivered in satisfaction of the sale by it pursuant to this Agreement by any information concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xi) Other than as set forth on Schedule V hereto, neither such Selling Stockholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the FINRA), any member firm of FINRA;

(xii) The Shares (including any Shares automatically converted from Class B Shares as contemplated in Section 1(a)(xlv) hereof) to be sold or delivered in satisfaction of the sale by such Selling Stockholder pursuant to this Agreement are uncertificated securities that are registered in the name of such Selling Stockholder.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[—], the number of Firm Shares set forth opposite the respective names of the Selling Stockholders in Schedule II hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth above in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by (i) in the case of the Underwriters, multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder and (ii), in the case of each Selling Stockholder, multiplying that portion of the number of Optional Shares as to which such election shall have been exercised by a fraction, the numerator of which is the number of Optional Shares such Selling Stockholder has committed to sell, as set forth opposite the name of such Selling Stockholders in Schedule II hereto, and the denominator of which is the total number of Optional Shares that all Selling Stockholders have agreed to sell to the Underwriters, as listed in Schedule II hereto.

Each Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters collectively the right to purchase, at their election to be exercised by the Representatives, up to [—] Optional Shares at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares of Stock in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or other distributions declared by the Company and payable on the Firm Shares and on Optional Shares to be sold by Selling

Stockholders pursuant to the Underwriters’ exercise of their purchase right that are held by such Selling Stockholders on the record date for such dividends or other distributions. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder shall be registered in the name of Cede or such other nominee as may be designated by DTC and shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the Company’s share registry to be made available for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [—], 2012 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [—] p.m., New York City time, on the New York Business Day (as defined below) next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York State are generally authorized or obligated by law or executive order to remain closed.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or any other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (in case of the Pricing Disclosure Package and the Prospectus, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered) not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than (A) an amendment to the shelf registration statement on Form S-1 (File No. 333-180501) pursuant to the terms of that certain Registration Rights Agreement, dated October 20, 2009 by and between the Company and FBR Capital Markets & Co., (B) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities, in each case, outstanding as of the date of this Agreement and described in the Pricing Prospectus, (C) any registration statement, including any supplement or amendment, under the Act to register with the Commission the issuances permitted under clause (B), and (D) in connection with one or more acquisitions of another company, provided that not more than an aggregate of 20% of the outstanding shares of Stock as of the First Date of Delivery may be issued during the Company Lock-up Period in such acquisition or acquisitions) relating to, the Stock, the Class B Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock, Class B Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, Class B Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, Class B Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock, Class B Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and, in the event of any announcement that gives rise to an extension of the Company Lock-Up Period or the lock-up period provided for in any of the lockup agreements executed and delivered pursuant to Section 1(b)(iv) or Section 8(k) hereof (the “Stockholder Lock-Up Period”) the Company will provide the Representatives and, in the case of any announcement that gives rise to an extension of the Stockholder Lock-Up Period, the Selling Stockholders with prior notice of such announcement;

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters executed and delivered pursuant to Section 1(b)(iv) or Section 8(k) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its stockholders in accordance with the rules and regulations of the Commission and applicable stock exchange rules after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders (which may be satisfied by filing with the Commission’s EDGAR System) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of three years from the effective date of the Initial Registration Statement, to furnish to you (which may be satisfied by filing with the Commission’s EDGAR System) copies of all reports or other communications (financial or other) furnished to stockholders, and to furnish to you (which may be satisfied by filing with the Commission’s EDGAR System): as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(h) [Reserved]

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify the Representatives if the Company ceases to be an emerging growth company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period, as the same may be extended in accordance with Section 5(e) hereof;

(n) Make available to the Custodian, prior to the applicable Time of Delivery, such number of Shares as is necessary to satisfy any conversion contemplated in Section 1(a)(xlv) hereof for sale and delivery to the Underwriters at such applicable Time of Delivery and, if requested by the Custodian, to provide the Custodian with any instructions necessary to facilitate any such conversion, sale and delivery; and

(o) On or prior to the First Time of Delivery, the Company shall have registered the Firm Shares in the name of Cede, or another nominee designated by DTC, on the Company’s share registry in accordance with its Certificate of Incorporation, Bylaws and applicable law. On or prior to the applicable Time of Delivery for any Optional Shares, the Company shall have registered such Optional Shares in the name of Cede, or another nominee designated by DTC, on the Company’s share registry in accordance with its Certificate of Incorporation, Bylaws and applicable law.

6.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees, severally and not jointly, that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the

Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 and, if applicable, Item 11(m) of Form S–1.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) any fees and expenses of one counsel for the Selling Stockholders; (ix) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the Underwriters shall be responsible for a pro rata share of the third-party costs of any private aircraft incurred by or on behalf of the Company in connection with any investor presentations or road show, in the proportion that the number of representatives of the Underwriters traveling on such aircraft bears to the total number of other passengers. Additionally, the Company shall reimburse each Selling Stockholder $[—] per share of the gross underwriting discounts payable for the Shares sold pursuant to this Agreement. Except for “Registration Expenses” as defined in the Registration Rights Agreement, each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated, or, to the knowledge of the Company, threatened or contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter in the forms attached as Annex II(b) hereto, dated such Time of Delivery.

(d) Dickstein Shapiro LLP, counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders in the form attached as Annex II(c) hereto, dated such Time of Delivery.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and at each Time of Delivery is attached as Annex I(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than as a result of the exercise of outstanding stock options, warrants or value appreciation instruments, in each case that are described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, and (iii) since the respective dates as of which information is given in the Pricing Prospectus, there shall have been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(g) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, Missouri or Colorado State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Shares;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director or stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV or Annex V as indicated on Schedule IV hereto, in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of an officer of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance in all material respects by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

9.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each of the Selling Stockholders will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such

Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. Notwithstanding the provisions of this Section 9(b), the aggregate liability of any Selling Stockholder under this Agreement shall not exceed the net proceeds received by such Selling Stockholder from the sale of Shares under this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subjection (e), no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of Shares under this Agreement. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signed the Registration Statement and director of the Company (including, if applicable, any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the rights described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out -of -pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Syndicate Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholders at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, Attention: David E. Shapiro; and if to any officer, director or stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, with copy to: Chief Counsel – Investment Banking. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers who signed the Registration Statement and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering and sale of Shares contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement; and (iv) the Company and each Selling Stockholder has consulted its own legal, business, accounting and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

NATIONAL BANK HOLDINGS CORPORATION

By:
Name:
Title:

[—]

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof in New York, New York

Goldman, Sachs & Co. Keefe, Bruyette & Woods, Inc.

Goldman, Sachs & Co.

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm(7) Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
Keefe, Bruyette & Woods, Inc.
FBR Capital Markets & Co.
Sandler O’Neill & Partners, L.P.
Stephens Inc.
Sterne, Agee & Leach, Inc.
Stifel, Nicolaus & Company, Incorporated

Total	7,150,000	1,072,460

SCHEDULE II

	Total Number of Firm Share to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Selling Stockholders(a)

ANNEX III

[FORM OF PRESS RELEASE]

National Bank Holdings Corporation

[Date]

National Bank Holdings Corporation announced today that Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., the lead book-running managers in the recent public sale of shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.